March 14, 2025

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

RE: Xenon Pharmaceuticals Inc.

Pursuant to a request from the above-mentioned reporting issuer, we wish to advise you of the following information in connection with its Annual Meeting of Shareholders:

Date of meeting:	June 4, 2025
Record date for notice:	April 7, 2025
Record date for voting:	April 7, 2025
Beneficial ownership determination date:	April 7, 2025
Securities entitled to notice:	Common Shares
Securities entitled to vote:	Common Shares
Issuer mailing directly to non-objecting beneficial owners:	No
Issuer will pay for objecting beneficial owner material distribution:	Yes
Issuer using notice-and-access for registered investors:	Yes
Issuer using notice-and-access for non-registered investors:	Yes
Notice-and-access stratification criteria:	N/A

Thank you!

Ryan Bennett
Senior Relationship Manager
+1 (978) 895-5897 w
ryan.bennett@betanxt.com
Mediant, a BetaNXT business